EXHIBIT 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES SECOND HIGHEST ANNUAL EARNINGS IN COMPANY’S HISTORY OF $1.71 AND NET INCOME OF $57.9 MILLION; DECLARES CASH DIVIDEND

NORWICH, NY (January 23, 2012) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the year ended December 31, 2011 was $1.71 per share, as compared with $1.66 per share for the year ended December 31, 2010.  Return on average assets and return on average equity were 1.06% and 10.73%, respectively, for the year ended December 31, 2011, compared with 1.05% and 10.92%, respectively, for the year ended December 31, 2010.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.09% for the year ended December 31, 2011, down 6 basis points (“bp”) from 4.15% for the year ended December 31, 2010.  Net income for the year ended December 31, 2011 was $57.9 million, up $0.5 million, or 0.9%, from the year ended December 31, 2010.

Net income per diluted share for the three months ended December 31, 2011 was $0.41, as compared with $0.42 for the three months ended December 31, 2010.  Annualized return on average assets and return on average equity were 0.97% and 10.09%, respectively, for the three months ended December 31, 2011, compared with 1.05% and 10.68%, respectively, for the three months ended December 31, 2010.  Net interest margin (FTE) was 3.98% for the three months ended December 31, 2011, down 11 bp from 4.09% for the three months ended December 31, 2010.  Net income for the three months ended December 31, 2011 was $13.7 million, down $0.7 million, or 4.9%, from $14.4 million for the fourth quarter last year.

Selected highlights for 2011 include:

●	Diluted earnings per share of $1.71 was the second highest in the history of the Company.

•	Net interest margin declined as a result of the continued low rate environment on loans and investments.

●	Despite a challenging environment, the Company achieved 4.1% organic loan growth (5.3% total loan growth).

●
Net charge-offs were 0.56% of average loans and leases for the year ended December 31, 2011, down 13 bps from the year ended December 31, 2010;  provision for loan and lease losses was down $9.1 million for the same period.

●	Significant strategic expansion during 2011:
●	Expanded presence in Vermont with two denovo branch openings in Williston and Essex.
●	Expanded into Berkshire County, Massachusetts with the successful acquisition and conversion of four branches on October 21, 2011, including about $143 million in deposits and $46 million in loans.

●	Announced the acquisition of three branches in Greene County, New York, which closed on January 21, 2012.
●	Announced the planned acquisition of Hampshire First Bank, expected to close in the second quarter of 2012.
●	Purchased a building in Lenox, MA, which is scheduled to open as a fifth Massachusetts branch in February 2012.

“In 2011, NBT once again achieved near-record financial results with net income and earnings per share at their second-highest levels in the history of the Company.  We’re pleased to report that the period from 2008 through 2011 is the most profitable four-year term in NBT’s history, particularly since it’s been an extremely challenging time for our industry,” said NBT President and CEO Martin Dietrich. “Through the efforts of our quality people, we continue to focus on aggressive management of our conservative banking strategy and strategic investments in our future.  By adding de novo branches in key growth markets and expanding into new markets through acquisition, we are laying the groundwork for our continued success.”

Loan and Lease Quality and Provision for Loan and Lease Losses

The Company recorded a provision for loan and lease losses of $20.7 million during the year ended December 31, 2011, as compared with $29.8 million during the year ended December 31, 2010.  This decrease was due to the decrease in net charge-offs, which were $20.6 million for the year ended December 31, 2011 as compared to $25.1 million for the year ended December 31, 2010.  In addition, the decrease in provision is attributable to the ongoing modeling of the required levels of reserves which considers historical charge-offs, loan growth and economic trends; during 2010 the results of such modeling required higher levels of provision than 2011.

Net charge-offs for the year ended December 31, 2011 were $20.6 million, down from $25.1 million for the year ended December 31, 2010.  Net charge-offs to average loans and leases for the year ended December 31, 2011 was 0.56%, a 13 bp improvement from 0.69% for the year ended December 31, 2010.

  The Company recorded a provision for loan and lease losses of $5.6 million during the three months ended December 31, 2011, as compared with $6.7 million for the three months ended December 31, 2010.  This decrease was due primarily to the decrease in net charge-offs, which were $5.6 million for the three months ended December 31, 2011, as compared to $7.3 million for the same period in 2010, due primarily to one large commercial loan charge-off during the fourth quarter of 2010.  The annualized net charge-off ratio for the three months ended December 31, 2011 was 0.59% compared to 0.81% for the three months ended December 31, 2010.

Past due loans as a percentage of total loans was 0.89% at December 31, 2011, as compared with 0.86% at December 31, 2010.   Nonperforming loans decreased to $41.5 million or 1.09% of total loans and leases at December 31, 2011 compared with $44.8 million or 1.24% at December 31, 2010, due to the decrease in nonaccrual loans.

The allowance for loan and lease losses totaled $71.3 million at December 31, 2011 as compared with $71.2 million at December 31, 2010.  The allowance for loan and lease losses as a percentage of loans and leases was 1.88% at December 31, 2011 as compared to 1.97% at December 31, 2010.  The slight decrease in allowance coverage reflects the modest improvement in certain asset quality indicators during the year, particularly the charge-off ratio.

Net Interest Income

Net interest income was down 1.1% to $200.3 million for the year ended December 31, 2011 compared with $202.5 million for the year ended December 31, 2010.  The Company’s FTE net interest margin was 4.09% for the year ended December 31, 2011, as compared with 4.15% for the year ended December 31, 2010.

While the rate on interest bearing liabilities decreased 29 bps, the yield on interest earning assets declined 33 bps, resulting in slight margin compression for the year ended December 31, 2011, compared to the same period for 2010.  The yield on securities available for sale was 2.97% for the year ended December 31, 2011, as compared with 3.56% for the year ended December 31, 2010, while the yield on loans and leases was 5.58% for the year ended December 31, 2011, as compared with 5.90% for the year ended December 31, 2010.  The rate on interest bearing liabilities declined 29 bp for the year ended December 31, 2011 as compared with the year ended December 31, 2010, primarily due to decreases in the rate on interest bearing deposits.  The rate on time deposits was 1.80% for the year ended December 31, 2011, as compared with 2.06% for the year ended December 31, 2010.  The rate on money market deposit accounts was 0.34% for the year ended December 31, 2011, as compared with 0.57% for the year ended December 31, 2010.

Net interest income was $50.5 million for the three months ended December 31, 2011 and the three months ended December 31, 2010.  The Company’s FTE net interest margin was 3.98% for the three months ended December 31, 2011, as compared with 4.09% for the three months ended December 31, 2010.

While the rate on interest bearing liabilities decreased 23 bps, the yield on interest earning assets declined 32 bps, resulting in margin compression for the three months ended December 31, 2011, compared to the same period for 2010.  The yield on securities available for sale was 2.70% for the three months ended December 31, 2011, as compared with 3.05% for the three months ended December 31, 2010, while the yield on loans and leases was 5.45% for the three months ended December 31, 2011, as compared with 5.85% for the three months ended December 31, 2010.  The rate on interest bearing liabilities declined 23 bp for the three months ended December 31, 2011 as compared with the three months ended December 31, 2010, primarily due to decreases in the rates on interest bearing deposits.  The rate on time deposits was 1.72% for the three months ended December 31, 2011, as compared with 1.94% for the three months ended December 31, 2010.  The rate on money market deposit accounts was 0.24% for the three months ended December 31, 2011, as compared with 0.44% for the three months ended December 31, 2010.

Noninterest Income

Noninterest income for the year ended December 31, 2011 was $80.3 million, down $3.6 million or 4.3% from $83.9 million for the year ended December 31, 2010.  The decrease in noninterest income was due primarily to a decrease in net securities gains of approximately $3.1 million for the year ended December 31, 2011 as compared to the year ended December 31, 2010 due to the sale of two equity positions and certain collateralized mortgage obligations (“CMO’s”) during 2010.  In addition, the Company experienced a decrease in service charges on deposit accounts of approximately $2.6 million as a result of a decrease in overdraft activity due to the effects of a full year of new regulations regarding overdraft fees, as well as decreased activity due to the current state of the economy.  Retirement plan administration fees decreased by $1.4 million, or 13.9%, for the year ended December 31, 2011 as compared to the year ended December 31, 2010, driven by the loss of one large client in the fourth quarter of 2010.  These decreases were partially offset by an increase in insurance and other financial services revenue of $2.0 million, or 10.5%, for the year ended December 31, 2011 as compared to the same period in 2010.  This increase was due primarily to the acquisition of an insurance agency during the second quarter of 2011 and an increase in brokerage commission revenue from new business.  ATM and debit card fees increased approximately $1.6 million, or 16.0%, for the year ended December 31, 2011 as compared to the same period in 2010 due to an increase in card usage as well as a change in the fee structure on foreign ATM transactions.  In addition, trust revenue increased approximately $1.1 million, or 14.8%, for the year ended December 31, 2011 as compared to the year ended December 31, 2010, due primarily to the addition of new business, including from markets where we have recently expanded, as well as an increase in the fair market value of trust assets under administration.

Noninterest income for the three months ended December 31, 2011 was $20.1 million, down $2.1 million or 9.5% from $22.2 million for the same period in 2010.  Net securities gains decreased approximately $2.0 million for the three months ended December 31, 2011 as compared to the same period in 2010.  This decrease was due primarily to the sale of one equity position and certain CMO’s in the three months ending December 31, 2010.  In addition, retirement plan administration fees decreased approximately $0.6 million, or 20.8%, due primarily to the aforementioned loss of one client in the fourth quarter of 2010.  These decreases were partially offset by an increase in insurance and other financial services revenue of approximately $0.6 million for the three months ended December 31, 2011 as compared with the same period in 2010, for aforementioned reasons.  ATM and debit card fees increased approximately $0.4 million, or 14.3%, for the three months ended December 31, 2011 as compared to the same period in 2010 due to the aforementioned increase in card usage and change in fee structure on foreign ATM transactions.

Noninterest Expense and Income Tax Expense

Noninterest expense for the year ended December 31, 2011 was $180.7 million, up from $178.3 million, or 1.3%, for the year ended December 31, 2010.  Salaries and employee benefits increased $5.5 million, or 5.9%, for the year ended December 31, 2011 compared with the year ended December 31, 2010.  This increase was due primarily to increases in full-time-equivalent employees driven primarily by strategic expansion efforts, merit increases, and other employee benefits.  In addition, occupancy expenses increased approximately $1.0 million, or 6.6%, for the year ended December 31, 2011 as compared to the year ended December 31, 2010, primarily due to continued expansion and expenses related to the harsh winter in early 2011.  Other operating expenses also increased approximately $2.3 million, or 17.7%, for the year ended December 31, 2011 compared with the year ended December 31, 2010 primarily as a result of flood related expenses totaling approximately $0.4 million and merger related expenses totaling approximately $0.8 million in 2011, with no other significant drivers.   During the year ended December 31, 2010, the Company incurred debt prepayment penalties totaling $4.5 million to pay off long-term debt, which partially offset the aforementioned increases in noninterest expense.  The increases in noninterest expense were also partially offset by a decrease in Federal Deposit Insurance Corporation (FDIC) premium expenses of approximately $1.8 million during the year ended December 31, 2011, as compared with the year ended December 31, 2010, due to the FDIC redefining the deposit insurance assessment base.  Income tax expense for the year ended December 31, 2011 was $21.3 million, up slightly from $20.9 million for the year ended December 31, 2010.  The effective tax rate was 26.9% for the year ended December 31, 2011, as compared to 26.7% for the year ended December 31, 2010.

Noninterest expense for the three months ended December 31, 2011 was $47.4 million, up slightly from $47.3 million, for the same period in 2010.  Salaries and employee benefits increased $1.9 million, or 8.2%, for the three months ended December 31, 2011 compared with the same period in 2010.  This increase was due primarily to increases in full-time-equivalent employees driven primarily by strategic expansion efforts, merit increases, and other employee benefits.  In addition, other operating expenses increased approximately $1.4 million, or 37.9%, for the three months ended December 31, 2011 compared with the same period in 2010 primarily as a result of merger related expenses incurred during the fourth quarter of 2011.  During the three months ended December 31, 2010, the Company incurred debt prepayment penalties totaling $3.3 million to pay off long-term debt, which partially offset the aforementioned increases in noninterest expense.  The increases in noninterest expense were also partially offset by a decrease in Federal Deposit Insurance Corporation (FDIC) premium expenses of approximately $0.5 million during the three months ended December 31, 2011, as compared with the same period in 2010, due to the aforementioned change in the assessment base.  Income tax expense for the three months ended December 31, 2011 was $3.9 million, down from $4.4 million for the same period in 2010.  The effective tax rate was 22.2% for the three months ended December 31, 2011, as compared to 23.2% for the same period in 2010.  In the fourth quarter of 2011, the relatively low effective tax rate was driven primarily by a reduction in tax expense as a result of the settlement of a New York State tax audit during the fourth quarter of 2011 for tax years 2003 – 2007.  Similarly, the relatively low effective tax rate for the fourth quarter of 2010 was driven primarily by a reduction in tax expense as a result of the settlement of a New York State tax audit during the fourth quarter of 2010 for tax years 2000 – 2002.

Balance Sheet

Total assets were $5.6 billion at December 31, 2011, up $259.6 million or 4.9% from December 31, 2010.  Loans and leases were $3.8 billion at December 31, 2011, up $190.2 million from December 31, 2010.  Total deposits were $4.4 billion at December 31, 2011, up $232.8 million from December 31, 2010.  Stockholders’ equity was $538.1 million, representing a total equity-to-total assets ratio of 9.61% at December 31, 2011, compared with $533.6 million or a total equity-to-total assets ratio of 9.99% at December 31, 2010.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 1,458,609 shares of its common stock during the year ended December 31, 2011, for a total of $30.5 million at an average price of $20.91 per share.  On July 25, 2011, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to 1,000,000 shares (approximately 3%) of its outstanding common stock, effective July 25, 2011, as market conditions warrant in open market and privately negotiated transactions.  At December 31, 2011, there were 517,581 shares available for repurchase under this plan, which expires on December 31, 2013.

On October 24, 2011, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, effective October 24, 2011, as market conditions warrant in open market and privately negotiated transactions.  At December 31, 2011, there were 1,000,000 shares available for repurchase under this plan, which expires on December 31, 2013.

Dividend Declared

The NBT Board of Directors declared a 2012 first-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on March 15, 2012 to shareholders of record as of March 1, 2012.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.6 billion at December 31, 2011. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  As of the date of this release, NBT Bank, N.A. has 131 locations, including 89 NBT Bank offices in upstate New York, four NBT Bank offices in Berkshire County, Massachusetts, three NBT Bank offices in northwestern Vermont and 35 Pennstar Bank offices in northeastern Pennsylvania .  EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2011	2010	Net Change		Percent Change
	(dollars in thousands, except per share data)

Three Months Ended December 31,
Net Income	$13,722	$14,434	$(712)		-5%
Diluted Earnings Per Share	$0.41	$0.42	$(0.01)		-2%
Weighted Average Diluted
Common Shares Outstanding	33,238,658	34,590,063	(1,351,405)		-4%
Return on Average Assets (1)	0.97%	1.05%	-8	bp	-8%
Return on Average Equity (1)	10.09%	10.68%	-59	bp	-6%
Net Interest Margin (2)	3.98%	4.09%	-11	bp	-3%

Year Ended December 31,
Net Income	$57,901	$57,404	$497		1%
Diluted Earnings Per Share	$1.71	$1.66	$0.05		3%
Weighted Average Diluted
Common Shares Outstanding	33,923,645	34,508,959	(585,314)		-2%
Return on Average Assets	1.06%	1.05%	1	bp	1%
Return on Average Equity	10.73%	10.92%	-19	bp	-2%
Net Interest Margin (2)	4.09%	4.15%	-6	bp	-1%

Asset Quality	December 31, 2011	December 31, 2010
Nonaccrual Loans	$38,290	$42,467
90 Days Past Due and Still Accruing	$3,190	$2,325
Total Nonperforming Loans	$41,480	$44,792
Other Real Estate Owned	$2,160	$901
Total Nonperforming Assets	$43,640	$45,693
Allowance for Loan and Lease Losses	$71,334	$71,234
Year-to-Date (YTD) Net Charge-Offs	$20,637	$25,125
Allowance for Loan and Lease Losses to Total Loans and Leases	1.88%	1.97%
Total Nonperforming Loans to Total Loans and Leases	1.09%	1.24%
Total Nonperforming Assets to Total Assets	0.78%	0.86%
Past Due Loans to Total Loans and Leases	0.89%	0.86%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	171.97%	159.03%
Net Charge-Offs to YTD Average Loans and Leases	0.56%	0.69%

Capital
Equity to Assets	9.61%	9.99%
Book Value Per Share	$16.23	$15.51
Tangible Book Value Per Share	$11.70	$11.67
Tier 1 Leverage Ratio	8.74%	9.16%
Tier 1 Capital Ratio	11.56%	12.44%
Total Risk-Based Capital Ratio	12.81%	13.70%

Quarterly Common Stock Price	2011		2010
Quarter End	High	Low	High	Low
March 31	$24.98	$21.55	$23.99	$19.15
June 30	$23.32	$20.62	$25.96	$20.21
September 30	$23.25	$17.05	$23.06	$19.27
December 31	$22.63	$17.47	$24.96	$21.41

(1) Annualized
(2) Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	December 31, 2011	December 31, 2010	Net Change	Percent Change
	(dollars in thousands)
Balance Sheet
Loans and Leases	$3,800,203	$3,610,006	$190,197	5%
Earning Assets	$5,112,831	$4,914,972	$197,859	4%
Total Assets	$5,598,406	$5,338,856	$259,550	5%
Deposits	$4,367,149	$4,134,352	$232,797	6%
Stockholders’ Equity	$538,110	$533,572	$4,538	1%

	2011	2010
Average Balances	(dollars in thousands)
Three Months Ended December 31,
Loans and Leases	$3,758,834	$3,603,867	$154,967
Securities Available For Sale
(excluding unrealized gains or losses)	$1,174,960	$1,097,887	$77,073
Securities Held To Maturity	$72,354	$100,204	$(27,850)
Trading Securities	$2,958	$2,703	$255
Regulatory Equity Investment	$27,021	$28,911	$(1,890)
Short-Term Interest Bearing Accounts	$110,871	$187,099	$(76,228)
Total Earning Assets	$5,144,040	$5,017,968	$126,072
Total Assets	$5,596,663	$5,449,848	$146,815
Interest Bearing Deposits	$3,341,455	$3,334,559	$6,896
Non-Interest Bearing Deposits	$1,043,285	$854,361	$188,924
Short-Term Borrowings	$154,286	$164,311	$(10,025)
Long-Term Borrowings	$445,768	$482,279	$(36,511)
Total Interest Bearing Liabilities	$3,941,509	$3,981,149	$(39,640)
Stockholders’ Equity	$539,554	$536,197	$3,357

Average Balances
Year Ended December 31,
Loans and Leases	$3,677,931	$3,629,047	$48,884
Securities Available For Sale
(excluding unrealized gains or losses)	$1,123,215	$1,088,376	$34,839
Securities Held To Maturity	$81,558	$128,727	$(47,169)
Trading Securities	$3,086	$2,563	$523
Regulatory Equity Investment	$27,089	$31,850	$(4,761)
Short-Term Interest Bearing Accounts	$101,224	$137,818	$(36,594)
Total Earning Assets	$5,011,017	$5,015,818	$(4,801)
Total Assets	$5,445,941	$5,454,334	$(8,393)
Interest Bearing Deposits	$3,271,793	$3,340,873	$(69,080)
Non-Interest Bearing Deposits	$966,282	$805,594	$160,688
Short-Term Borrowings	$153,965	$158,280	$(4,315)
Long-Term Borrowings	$445,457	$544,931	$(99,474)
Total Interest Bearing Liabilities	$3,871,215	$4,044,084	$(172,869)
Stockholders’ Equity	$539,381	$525,474	$13,907

NBT Bancorp Inc. and Subsidiaries	December 31,	December 31,
Consolidated Balance Sheets (unaudited)	2011	2010
(in thousands)

ASSETS
Cash and due from banks	$128,517	$99,673
Short term interest bearing accounts	864	69,119
Securities available for sale, at fair value	1,244,619	1,129,368
Securities held to maturity (fair value of $72,198 and $98,759 at December 31, 2011 and December 31, 2010, respectively)	70,811	97,310
Trading securities	3,062	2,808
Federal Reserve and Federal Home Loan Bank stock	27,020	27,246
Loans and leases	3,800,203	3,610,006
Less allowance for loan and lease losses	71,334	71,234
Net loans and leases	3,728,869	3,538,772
Premises and equipment, net	74,541	67,404
Goodwill	132,029	114,841
Intangible assets, net	18,194	17,543
Bank owned life insurance	77,626	75,301
Other assets	92,254	99,471
TOTAL ASSETS	$5,598,406	$5,338,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,052,906	$911,741
Savings, NOW, and money market	2,381,116	2,291,833
Time	933,127	930,778
Total deposits	4,367,149	4,134,352
Short-term borrowings	181,592	159,434
Long-term debt	370,344	369,874
Trust preferred debentures	75,422	75,422
Other liabilities	65,789	66,202
Total liabilities	5,060,296	4,805,284

Total stockholders' equity	538,110	533,572

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,598,406	$5,338,856

NBT Bancorp Inc. and Subsidiaries	Three Months Ended December 31,		Year Ended December 31,
Consolidated Statements of Income (unaudited)	2011	2010	2011	2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$51,393	$52,933	$204,370	$213,429
Securities available for sale	7,461	7,944	31,083	36,167
Securities held to maturity	661	845	2,886	3,968
Other	383	627	1,658	2,174
Total interest, fee and dividend income	59,898	62,349	239,997	255,738
Interest expense:
Deposits	5,330	6,727	23,020	30,354
Short-term borrowings	39	64	205	402
Long-term debt	3,621	4,025	14,404	18,314
Trust preferred debentures	409	1,034	2,092	4,140
Total interest expense	9,399	11,850	39,721	53,210
Net interest income	50,499	50,499	200,276	202,528
Provision for loan and lease losses	5,576	6,687	20,737	29,809
Net interest income after provision for loan and lease losses	44,923	43,812	179,539	172,719
Noninterest income:
Trust	2,480	2,261	8,864	7,722
Service charges on deposit accounts	5,405	5,657	21,464	24,041
ATM and debit card fees	2,911	2,546	11,642	10,035
Insurance and other financial services revenue	4,918	4,327	20,843	18,867
Net securities gains	52	2,063	150	3,274
Bank owned life insurance income	716	872	3,085	3,316
Retirement plan administration fees	2,184	2,759	8,918	10,356
Other	1,464	1,751	5,345	6,277
Total noninterest income	20,130	22,236	80,311	83,888
Noninterest expense:
Salaries and employee benefits	25,105	23,200	99,212	93,718
Office supplies and postage	1,655	1,564	6,073	6,102
Occupancy	3,967	3,823	16,363	15,350
Equipment	2,206	2,123	8,864	8,317
Professional fees and outside services	2,552	2,489	8,921	9,032
Data processing and communications	3,186	2,893	12,271	12,347
Amortization of intangible assets	760	744	3,046	3,072
Loan collection and other real estate owned	793	761	2,631	3,036
Advertising	1,174	1,266	3,460	3,487
FDIC expenses	886	1,347	4,267	6,081
Prepayment penalty on long-term debt	-	3,321	-	4,526
Other operating	5,128	3,719	15,568	13,223
Total noninterest expense	47,412	47,250	180,676	178,291
Income before income taxes	17,641	18,798	79,174	78,316
Income taxes	3,919	4,364	21,273	20,912
Net income	$13,722	$14,434	$57,901	$57,404
Earnings Per Share:
Basic	$0.42	$0.42	$1.72	$1.67
Diluted	$0.41	$0.42	$1.71	$1.66

NBT Bancorp Inc. and Subsidiaries	4Q	3Q	2Q	1Q	4Q
Quarterly Consolidated Statements of Income (unaudited)	2011	2011	2011	2011	2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$51,393	$50,991	$51,126	$50,860	$52,933
Securities available for sale	7,461	7,771	7,947	7,904	7,944
Securities held to maturity	661	680	745	800	845
Other	383	342	440	493	627
Total interest, fee and dividend income	59,898	59,784	60,258	60,057	62,349
Interest expense:
Deposits	5,330	5,352	6,051	6,287	6,727
Short-term borrowings	39	56	52	58	64
Long-term debt	3,621	3,621	3,591	3,571	4,025
Trust preferred debentures	409	394	400	889	1,034
Total interest expense	9,399	9,423	10,094	10,805	11,850
Net interest income	50,499	50,361	50,164	49,252	50,499
Provision for loan and lease losses	5,576	5,175	6,021	3,965	6,687
Net interest income after provision for loan and lease losses	44,923	45,186	44,143	45,287	43,812
Noninterest income:
Trust	2,480	2,090	2,258	2,036	2,261
Service charges on deposit accounts	5,405	5,532	5,455	5,072	5,657
ATM and debit card fees	2,911	3,135	2,928	2,668	2,546
Insurance and other financial services revenue	4,918	5,127	5,025	5,773	4,327
Net securities gains	52	12	59	27	2,063
Bank owned life insurance income	716	674	660	1,035	872
Retirement plan administration fees	2,184	2,295	2,268	2,171	2,759
Other	1,464	1,329	1,208	1,344	1,751
Total noninterest income	20,130	20,194	19,861	20,126	22,236
Noninterest expense:
Salaries and employee benefits	25,105	25,068	24,035	25,004	23,200
Office supplies and postage	1,655	1,531	1,342	1,545	1,564
Occupancy	3,967	3,887	3,987	4,522	3,823
Equipment	2,206	2,288	2,180	2,190	2,123
Professional fees and outside services	2,552	2,215	2,088	2,066	2,489
Data processing and communications	3,186	3,054	3,117	2,914	2,893
Amortization of intangible assets	760	782	771	733	744
Loan collection and other real estate owned	793	676	443	719	761
Advertising	1,174	685	1,033	568	1,266
FDIC expenses	886	920	965	1,496	1,347
Prepayment penalty on long-term debt	-	-	-	-	3,321
Other operating	5,128	3,940	3,196	3,304	3,719
Total noninterest expense	47,412	45,046	43,157	45,061	47,250
Income before income taxes	17,641	20,334	20,847	20,352	18,798
Income taxes	3,919	5,117	6,192	6,045	4,364
Net income	$13,722	$15,217	$14,655	$14,307	$14,434
Earnings per share:
Basic	$0.42	$0.46	$0.43	$0.42	$0.42
Diluted	$0.41	$0.45	$0.43	$0.41	$0.42

Year ended December 31,		2011			2010

	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$101,224	$269	0.27%	$137,818	$354	0.26%
Securities available for sale (1)(excluding unrealized gains or losses)	1,123,215	33,319	2.97%	1,088,376	38,759	3.56%
Securities held to maturity (1)	81,558	4,350	5.33%	128,727	6,104	4.74%
Investment in FRB and FHLB Banks	27,089	1,389	5.13%	31,850	1,821	5.72%
Loans and leases (2)	3,677,931	205,318	5.58%	3,629,047	214,258	5.90%
Total interest earning assets	$5,011,017	$244,645	4.88%	$5,015,818	$261,296	5.21%
Other assets	434,924			438,516
Total assets	$5,445,941			$5,454,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,070,003	3,592	0.34%	$1,092,789	$6,273	0.57%
NOW deposit accounts	685,542	2,313	0.34%	709,920	2,938	0.41%
Savings deposits	602,918	635	0.11%	552,660	797	0.14%
Time deposits	913,330	16,480	1.80%	985,504	20,346	2.06%
Total interest bearing deposits	$3,271,793	$23,020	0.70%	$3,340,873	$30,354	0.91%
Short-term borrowings	153,965	205	0.13%	158,280	402	0.25%
Trust preferred debentures	75,422	2,092	2.77%	75,422	4,140	5.49%
Long-term debt	370,035	14,404	3.89%	469,509	18,314	3.90%
Total interest bearing liabilities	$3,871,215	$39,721	1.03%	$4,044,084	$53,210	1.32%
Demand deposits	966,282			805,594
Other liabilities	69,063			79,182
Stockholders' equity	539,381			525,474
Total liabilities and stockholders' equity	$5,445,941			$5,454,334
Net interest income (FTE)		204,924			208,086
Interest rate spread			3.85%			3.89%
Net interest margin			4.09%			4.15%
Taxable equivalent adjustment		4,648			5,558
Net interest income		$200,276			$202,528

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Three Months ended December 31,
		2011			2010
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$110,871	$79	0.28%	$187,099	$135	0.29%
Securities available for sale (1)(excluding unrealized gains or losses)	1,174,960	7,988	2.70%	1,097,887	8,433	3.05%
Securities held to maturity (1)	72,354	997	5.47%	100,204	1,402	5.55%
Investment in FRB and FHLB Banks	27,021	306	4.49%	28,911	492	6.75%
Loans and leases (2)	3,758,834	51,640	5.45%	3,603,867	53,160	5.85%
Total interest earning assets	$5,144,040	$61,010	4.71%	$5,017,968	$63,622	5.03%
Other assets	452,623			431,880
Total assets	$5,596,663			$5,449,848

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,067,130	655	0.24%	$1,068,707	$1,188	0.44%
NOW deposit accounts	740,529	568	0.30%	762,567	732	0.38%
Savings deposits	614,030	119	0.08%	555,622	174	0.12%
Time deposits	919,766	3,988	1.72%	947,663	4,633	1.94%
Total interest bearing deposits	$3,341,455	$5,330	0.63%	$3,334,559	$6,727	0.80%
Short-term borrowings	154,286	39	0.10%	164,311	64	0.16%
Trust preferred debentures	75,422	409	2.15%	75,422	1,034	5.44%
Long-term debt	370,346	3,621	3.88%	406,857	4,025	3.93%
Total interest bearing liabilities	$3,941,509	$9,399	0.95%	$3,981,149	$11,850	1.18%
Demand deposits	1,043,285			854,361
Other liabilities	72,315			78,141
Stockholders' equity	539,554			536,197
Total liabilities and stockholders' equity	$5,596,663			$5,449,848
Net interest income (FTE)		51,611			51,772
Interest rate spread			3.76%			3.85%
Net interest margin			3.98%			4.09%
Taxable equivalent adjustment		1,112			1,273
Net interest income		$50,499			$50,499

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	December 31, 2011	December 31, 2010
Residential real estate mortgages	$581,511	$548,394
Commercial	611,298	577,731
Commercial real estate mortgages	888,879	844,458
Real estate construction and development	93,977	45,444
Agricultural and agricultural real estate mortgages	108,423	112,738
Consumer	946,470	905,563
Home equity	569,645	575,678
Total loans and leases	$3,800,203	$3,610,006